EXHIBIT 32                                        Section 1350 Certifications

We certify, to the best of our knowledge, based upon a review of the Form 10-Q Quarterly Report for the quarterly period ended June 30, 2015 of T. Rowe Price Group, Inc., that:
(1) The Form 10-Q Quarterly Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and
(2) The information contained in the Form 10-Q Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of T. Rowe Price Group, Inc.

July 23, 2015

/s/ James A.C. Kennedy
Chief Executive Officer and President

/s/ Kenneth V. Moreland
Vice President, Chief Financial Officer and Treasurer

A signed original of this written statement has been provided to T. Rowe Price Group, Inc. and will be retained by T. Rowe Price Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.